Exhibit 4.2

GUARANTEE THIS INSTRUMENT by way of deed poll is executed on 5 June 2015 by ABBEY NATIONAL TREASURY SERVICES plc (registered in England No. 2338548) whose registered office is at 2 Triton Square, Regent’s Place, London NW1 3AN (the “Guarantor”) WHEREAS: Santander UK plc, a company incorporated in England (number 2294747) whose registered office is at 2 Triton Square, Regent’s Place, London NW1 3AN (“Santander UK”), has requested the Guarantor and the Guarantor has agreed to guarantee payment of all Obligations (as hereinafter defined) in accordance with, and as limited by, the terms and conditions of this Deed (this “Guarantee”). NOW THEREOF the Guarantor hereby covenants and agrees as follows: 1. In this Guarantee, unless the context otherwise requires: “Creditor” means any person (other than Santander UK or any subsidiary of Santander UK (as defined in section 1159 of the Companies Act 2006 (the “Act”)) or any individual who is a connected person of Santander UK (within the meaning of section 254 of the Act)) to whom an Obligation is from time to time owed. “Obligation” means any obligation or liability (whether actual or contingent or for the payment of any amount or delivery of any property) incurred by Santander UK (whether as principal or surety) to any person on or before 30 June 2017 (whether before or after the execution of this Guarantee) under or in respect of any dealing, transaction or engagement whatsoever, including without prejudice to the generality of the foregoing, for: (i) any moneys lent, advanced or otherwise made available to Santander UK (including, without limitation to the generality of the foregoing, the liability of Santander UK for drawing or issuing bills of exchange, promissory notes, bonds, debentures, certificates of deposit, commercial paper or other negotiable instruments or securities); (ii) any moneys lent, advanced or otherwise made available to any person, the repayment or payments in respect of which have been guaranteed by Santander UK or in respect of which Santander UK has given an indemnity (including, without limitation to the generality of the foregoing, guarantees and letters of credit issued by Santander UK and bills of exchange or other negotiable instruments accepted or endorsed by Santander UK); (iii) any moneys which any person shall pay or become liable to pay, for or on account of Santander UK, by reason of entering into or being party to any bond, indemnity, bill of exchange, guarantee, letter of credit or other engagement for the benefit or at the request of Santander UK; (iv) deposits made with Santander UK (including, without limitation of the generality of the foregoing, certificates of deposit issued by Santander UK); (v) any rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, collar transaction, floor transaction, currency swap transaction, cross- currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell back transaction, securities lending transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any such transactions) or any other derivative transaction on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, indices, or measures of economic risk or value, in each case, to which Santander UK is party (including, for the avoidance of doubt, any obligation or liability under any master agreement that governs any such transactions); (vi) any such obligation or liability assumed under or incurred pursuant to any novation, transfer, assignment or other similar agreement between Santander UK and any other person; (vii) any obligation or liability under any transaction entered into by Santander UK after 30 June 2017 as a result of the exercise of any right or option granted by or to Santander UK on or prior to 30 June 2017; and (viii) any payments of interest due from Santander UK with respect to any of the foregoing transactions (whether or not the liability to pay such interest arises on or before 30

June 2017) together with all reasonable costs, commissions and other expenses incurred by any person in connection with the enforcement of this Guarantee, but excluding: (a) any such obligations or liabilities of Santander UK (including under any guarantee or indemnity given by Santander UK) which by their terms are expressed (in whatever manner) to be conditional upon the solvency of Santander UK or subordinated to, or payable only after full satisfaction of, all or any obligations of Santander UK to all or any of its unsubordinated creditors; and (b) any such obligations or liabilities of Santander UK transferred to, or assumed by, any other person whether pursuant to any novation or transfer or other similar agreement, any statutory transfer (pursuant to Part VII of The Financial Services and Markets Act 2000 or otherwise), any scheme of arrangement or otherwise. “person” means any person, firm, trust estate, corporation, association, cooperative, government or government agency or other entity. 2. (a) The Guarantor hereby unconditionally and irrevocably guarantees, for the benefit of each Creditor, in accordance with the terms and conditions of this Guarantee, the full payment or performance by Santander UK when due (whether at stated maturity, upon acceleration or otherwise) of each and every Obligation and in the event that Santander UK shall default in the due and punctual payment or performance of any Obligation, undertakes to pay, or procure the payment of, such Obligation in the currency in which the particular Obligation is denominated in the case of a payment or perform, or procure the performance of such Obligation, upon written demand being made under this Guarantee by the relevant Creditor. (b) The Guarantor waives any right it may have of first requiring any Creditor to make demand, proceed or enforce any rights or security against Santander UK or any other person before making a claim against the Guarantor under this Guarantee. 3. A Creditor shall only be entitled to take or obtain the benefit of this Guarantee upon the condition that, after receipt by the Guarantor of a written demand from the Creditor, the. Guarantor shall be entitled to deal with the Creditor, and the Creditor shall be obliged to deal with the Guarantor with respect to the Obligation due to the Creditor and this Guarantee without the necessity or duty to rely on, act through or otherwise involve or deal with Santander UK to the intent that the Guarantor and the Creditor shall deal with one another as principals in relation to the same provided that the rights, powers, privileges and remedies of the Creditor under this Guarantee shall not thereby be in any way limited or otherwise affected. 4. No delay or omission on the part of the Creditor in exercising any right, power, privilege or remedy (hereinafter together called “Rights”) in respect of this Guarantee shall impair any such Rights or be construed as a waiver of any thereof nor shall any single or partial exercise of any such Rights preclude any further exercise of any other Rights, The Rights herein provided are cumulative and not exclusive of any rights, powers, privileges or remedies provided by law. Nothing in this Guarantee shall be construed as voiding, negating or restricting any right of set-off or any other right whatsoever existing in favour of a Creditor or arising at common law, by statute or otherwise howsoever. 5. This Guarantee is a continuing guarantee and shall not be satisfied, discharged or affected by any intermediate payment or settlement of account. 6. The Guarantor will not exercise any rights of subrogation or any other rights or remedy (including, without limiting the generality of the foregoing, the benefit of any security or right of set-off) which it may acquire due to its payment or performance of any Obligation pursuant to the terms of this Guarantee and will not prove in the liquidation of Santander UK in competition with any Creditor unless and until all Obligations in respect of the relevant Creditor hereby guaranteed have been satisfied in full by the Guarantor or Santander UK. In the event that the Guarantor shall receive any payment on account of such rights while any Obligation remains outstanding, the Guarantor shall pay all amounts so received to the relevant Creditor. 7. Payments hereunder shall be made free and clear of any deduction or withholding other than those required by law and in that event the Guarantor shall pay such additional amount to the relevant Creditor as may be necessary in order that the actual amount received after all such deductions and withholdings shall equal the amount that would have been received if no such deduction or withholding were required provided that the Guarantor shall not be obliged to pay any such additional amount which would not have been payable if the payment which is the subject of the withholding or deduction had been made by Santander UK. If the Guarantor makes a payment of an additional amount in compliance with its obligations under this paragraph and the Creditor determines that it has received or been granted a credit against or relief or payment of any tax paid or payable by it in respect thereof the Creditor shall to the extent that it can do so without prejudice to the retention of the amount of such credit, relief or repayment pay to the Guarantor such amount as shall be attributable to such deduction provided that nothing contained in this paragraph shall interfere with the right of any Creditor to arrange its tax affairs in whatsoever manner it thinks fit and, in particular, no Creditor shall be under any obligation to claim relief in respect of any such deduction in priority to any other claims for relief available to it. 8. Any demand or notice hereunder shall be given in writing or by cable, telex or facsimile transmission addressed to the Guarantor or to the person to or upon whom the demand is to be made or the notice served at the registered or principal office or last known place of abode of the Guarantor or of such person, as the case may be. A demand so made shall be deemed to have been duly made if left at such address on the day it was so left or, if sent by post, two working days after the time when the same was put in the post and in proving delivery it shall be sufficient to prove that the same was properly addressed and put in the post. Any such demand sent by cable, telex or facsimile transmission shall be deemed to have been duly made at the time of despatch. 9. The liability of the Guarantor under this Guarantee shall not be affected by the liquidation, winding-up or other incapacity of Santander UK. In the event that any payment or delivery to a Creditor from Santander UK in respect of an Obligation is avoided or reduced by virtue of any enactments for the time being in force relating to liquidation or insolvency of Santander UK, the Creditor shall be entitled to recover the value or amount thereof from the Guarantor as if such payment or delivery by Santander UK had not been made. 10. This Guarantee shall remain in full force and effect irrespective of: (a) the validity, regularity, legality or enforceability against Santander UK of, or of any defence or counter-claim whatsoever available to Santander UK in relation to, any Obligation; (b) whether or not any action has been taken to enforce any Obligation or any judgement obtained against Santander UK or any other person; (c) whether or not the terms of any Obligation has been modified, supplemented, extended or restated in any way (in each case, however fundamental and of whatsoever nature); (d) whether or not any time or indulgence has been granted to Santander UK or any other person by or on behalf of any Creditor; (e) whether or not there have been any dealings or transactions between Santander UK or any other person and any Creditor; (f) whether or not Santander UK or any other person has been dissolved, liquidated, merged, consolidated, become bankrupt or has changed its status, functions, control or ownership; (g) whether or not Santander UK or any other person has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation; and (h) whether or not any circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. 11. This Guarantee shall remain in full force and effect in relation to an Obligation notwithstanding that it becomes due for payment or performance after 30 June 2017.

12. In the event that any of the terms or provisions of this Guarantee are or shall become invalid, illegal or unenforceable, the remaining terms and provisions hereof shall survive unaffected. 13. The Guarantor shall be permitted from time to time and at any time to amend or vary the terms of this Guarantee PROVIDED THAT the liability of the Guarantor to a Creditor in respect of any Obligation incurred before, or arising out of an Obligation entered into before, the date of such variation or amendment, shall not be in any way reduced or limited by such variation or amendment. Any person shall be entitled to rely on a certificate given by a director or other duly authorised officer of the Guarantor as to the existence and extent of this Guarantee and any such variation and/or amendment of this Guarantee on entering into any dealing, transaction or arrangement with Santander UK. under or in respect of which an Obligation would or might be incurred by Santander UK to that person. 14. This Guarantee and any non-contractual obligations arising out of or in connection with this Guarantee are governed by, and shall be construed in accordance with, the laws of England and the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Guarantee (including in respect of any non-contractual obligations arising out of or in connection with this Guarantee) and accordingly any suit, action or proceedings arising out of or in connection with this Guarantee (including in respect of any non-contractual obligations arising out of or in connection with this Guarantee) shall be brought in such courts. IN WITNESS whereof, this Guarantee has been executed as of the day and year first written above. THE COMMON SEAL of ) ABBEY NATIONAL ) TREASURY SERVICES PLC ) was hereunto affixed ) in the presence of:) Shaun Coles Company Secretary